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                      PARENT GUARANTY AND PLEDGE AGREEMENT
                      ------------------------------------


         This PARENT GUARANTY AND PLEDGE AGREEMENT (this "Agreement"), dated as of January 29, 1999, is made by NEXTEL PARTNERS, INC., a Delaware corporation (the "Parent"), in favor of BANK OF MONTREAL, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to a Credit Agreement, dated as of January 29, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Nextel Partners Operating Corp., a Delaware corporation (the "Borrower"), the various financial institutions as are or may from time to time become parties thereto (the "Lenders"), DLJ Capital Funding, Inc., as the syndication agent, The Bank of New York, as the documentation agent and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to, and for the benefit of, the Borrower;

         WHEREAS, as a condition precedent to the making of each Credit Extension (including the initial Credit Extension) under the Credit Agreement, the Parent is required to execute and deliver this Agreement;

         WHEREAS, the Parent has duly authorized the execution, delivery and performance of this Agreement; and

         WHEREAS, it is in the best interests of the Parent to execute this Agreement inasmuch as the Parent will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders and the Issuer pursuant to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lenders and the Issuer to make each Credit Extension (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, the Parent agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Agreement" is defined in the preamble.

         "Borrower" is defined in the first recital.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in Section 5.16.

         "Credit Agreement" is defined in the first recital.

         "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

         "Lenders" is defined in the first recital.

         "Parent" is defined in the preamble.

         "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all other instruments which are now being delivered by the Parent to the Administrative Agent or may from time to time hereafter be delivered by the Parent to the Administrative Agent for the purpose of pledge under this Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "Pledged Share Issuer" means the Borrower.

         "Pledged Shares" means all shares of capital stock of the Pledged Share Issuer which are delivered by the Parent to the Administrative Agent as Pledged Property hereunder.

         "Secured Obligations" is defined in Section 2.2.

         "Secured Party" means, as the context may require, any Lender, the Issuer and each Agent and each of their respective successors, transferees and assigns.

         "Securities Act" is defined in Section 7.2.

         "U.C.C." means the Uniform Commercial Code as in effect from time to time in the State of New York or, as the context may require, in any other jurisdiction the laws of which may apply to all or a portion of the Collateral in which a security interest is granted hereunder.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                                     PLEDGE

         SECTION 2.1. Grant of Security Interest. The Parent hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the following, whether now owned or hereafter existing or acquired by the Parent (the "Collateral"):

               (a) all issued and outstanding shares of Capital Stock of the Pledged Share Issuer;

               (b) all other Pledged Shares issued from time to time;

               (c) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Agreement;

               (d) all Dividends, Distributions, and other payments and rights with respect to any Pledged Property;

               (e) each agreement described on Schedule I hereto (as amended or modified, an "

         Assigned Agreement"), together with (i) all rights and benefits (whether monetary or otherwise) of the Parent to receive benefits due and to become due under or pursuant to each Assigned Agreement, (ii) all rights of the Parent to receive proceeds of any insurance, indemnity, warranty, guaranty or collateral security with respect to any Assigned Agreement, (iii) all claims of the Parent for damages arising out of or for breach or default under any Assigned Agreement and (iv) all rights of the Parent to terminate any Assigned Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

               (f) to the extent not included in the foregoing, all proceeds of any and all of the foregoing Collateral.

         SECTION 2.2. Security for Obligations. This Agreement secures the payment in full in cash of all monetary Obligations of the Borrower now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise, and all obligations of the Parent and each other Obligor whether now or hereafter existing under this Agreement and each other Loan Document to which the Parent or such other Obligor is or may become a party (all such obligations of the Borrower, the Parent and such other Obligor being the "Secured Obligations").

         SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4. Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when (x) no Default of the nature referred to Section 8.1.9 of the Credit Agreement has occurred and is continuing, and (y) no Event of Default has occurred and is continuing, such Dividend may be paid directly to and retained by the Parent. If any such Default or Event of Default has occurred and is continuing, then any such Dividend shall be paid directly to the Administrative Agent.

         SECTION 2.5. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Collateral and shall

               (a) remain in full force and effect until payment in full of all Secured Obligations then due, the termination or expiration of all Letters of Credit and the termination of all Commitments,

               (b) be binding upon the Parent and its successors, transferees and assigns, and

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               (c) inure, together with the rights and remedies of the
         Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Commitment, Note, Credit Extension, Hedging Obligation or other Secured Obligation held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or any document relating to such Hedging Obligation or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and
Article IX of the Credit Agreement. Upon (i) the sale, transfer or other disposition of Collateral in accordance with the Credit Agreement or (ii) the payment in full of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, the security interest granted herein shall automatically terminate with respect to (x) such Collateral (in the case of clause (i)) or (y) all Collateral (in the case of clause (ii)). Upon any such termination, the Administrative Agent will, at the Parent's sole expense, deliver to the Parent, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Parent such documents as the Parent shall reasonably request to evidence such termination.

         SECTION 2.6. Postponement of Subrogation. The Parent agrees that it will not exercise any rights which it may acquire by way of subrogation under this Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Secured Obligations. Any amount paid to the Parent on account of any such subrogation rights prior to the payment in full of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Secured Parties and each holder of a Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if all Secured Obligations then due have been paid in full and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at the Parent's request, the Secured Parties and the holders of the Notes, will execute and deliver to the Parent appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Parent of an interest in the Secured Obligations resulting from such payment by the Parent. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Parent shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Agreement to any Secured Party or any holder of a Note.


                                  ARTICLE III
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                              GUARANTY PROVISIONS

         SECTION 3.1. Guaranty. The Parent hereby absolutely, unconditionally and irrevocably

               (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under the Credit Agreement, the Notes, any Letter of Credit and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, Reimbursement Obligations, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.ss.502(b) andss.506(b)), and

               (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under this Agreement;

         provided, however, that the Parent shall be liable under this Agreement only for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to the Parent, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Agreement constitutes a guaranty of payment when due and not of collection, and the Parent specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Parent hereunder.

         SECTION 3.2. Acceleration of Guaranty. The Parent agrees that, in the event of any Default described in clauses (a) through (d) of Section 8.1.9 of the Credit Agreement, and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, the Parent agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by the Parent if all such Obligations were then due and payable.

         SECTION 3.3. Guaranty and Security Interest Absolute, etc. The provisions of this Article III shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full in cash, all Letters of Credit have been terminated or expired, all Rate Protection Agreements have been terminated, all obligations of the Parent hereunder shall have been paid in full in cash and all Commitments shall have terminated. The Parent guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the Parent under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

               (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

               (b) the failure of any Secured Party or any holder of any Note

                    (i) to assert any claim or demand or to enforce any right
               or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or

                    (ii) to exercise any right or remedy against any other
               guarantor of, or collateral securing, any Secured Obligations;

               (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

               (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Parent hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

               (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

               (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Secured Obligations; or

               (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

         SECTION 3.4. Reinstatement, etc. The Parent agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 3.5. Waiver, etc. The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Agreement and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties, etc. The Parent represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Parent to the Administrative Agent of any Collateral, as set forth in this Article.

         SECTION 4.1.1. Organization, etc. The Parent (a) is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where the nature of its business requires such qualification and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its obligations in connection with the Transaction and under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 4.1.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Parent of this Agreement and the Parent's participation in the consummation of the Transaction are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Parent's Organic Documents, contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Parent, or result in, or require the creation or imposition of, any Lien on any of the Parent's properties, except pursuant to the terms of a Loan.

         SECTION 4.1.3. Validity, etc. This Agreement constitutes the legal, valid and binding obligations of the Parent enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         SECTION 4.1.4. Ownership, No Liens, etc. The Parent is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens except any Lien granted pursuant hereto in favor of the Administrative Agent or Liens permitted pursuant to Section 7.2.3 of the Credit Agreement.

         SECTION 4.1.5. Valid Security Interest. The execution and delivery of this Agreement, together with the delivery of such Collateral to the Administrative Agent, creates a valid, perfected, first priority security interest in such Collateral and all proceeds thereof (subject to Section 9-306 of the U.C.C. and Liens permitted pursuant to Section 7.2.3 of the Credit Agreement), securing the Secured Obligations. Possession by the Administrative Agent of the Collateral is the only action necessary to perfect or protect such security interest in the Collateral, subject to Section 9-306 of the U.C.C.

         SECTION 4.1.6. As to Pledged Shares. In the case of any Pledged Shares constituting Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Pledged Share Issuer, except as otherwise permitted by the Credit Agreement. On the Closing Date, the Parent has no direct Subsidiary other than the Pledged Share Issuer.

         SECTION 4.1.7. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

               (a) for the pledge by the Parent of any Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by the Parent, or

               (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement, or, except, with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally or the rules and regulations of the FCC, the remedies in respect of the Collateral pursuant to this Agreement.

         SECTION 4.1.8. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Parent and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Article.


                                   ARTICLE V

                                   COVENANTS

         SECTION 5.1. Protect Collateral; Further Assurances, etc. The Parent will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder or as permitted under the Credit Agreement). The Parent will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Parent agrees that at any time, and from time to time, at the expense of the Parent, the Parent will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 5.2. Stock Powers, etc. The Parent agrees that all Pledged Shares (and all other shares of Capital Stock constituting Collateral) delivered by the Parent pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Parent will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

         SECTION 5.3. Continuous Pledge. Subject to Section 2.4 and except as otherwise permitted under the Credit Agreement, the Parent will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of Capital Stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Parent in respect of any Collateral and will not permit the Pledged Share Issuer to issue any Capital Stock which shall not have been immediately duly pledged hereunder on a first priority perfected basis.

         SECTION 5.4. Voting Rights; Dividends, etc. The Parent agrees:

               (a) after any (i) Default of the nature referred to in Section
         8.1.9 of the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Parent and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 7.4; and

               (b) after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Parent of the Administrative Agent's intention to exercise its voting power under this clause

                    (i) the Administrative Agent may exercise (to the exclusion of the Parent) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of Capital Stock constituting Collateral and the Parent hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                    (ii) promptly to deliver to the Administrative Agent such
               additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Parent but which the Parent is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Parent separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in Section 5.4(b), the Parent shall have the exclusive voting power with respect to any shares of Capital Stock (including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of the Parent, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Parent which are necessary to allow the Parent to exercise voting power with respect to any such share of Capital Stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Parent that would reasonably be expected to impair any Collateral in any material respect or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Agreement).

         SECTION 5.5. Maintenance of Corporate Existence; Payment of Net Equity Proceeds. The Parent will cause to be taken all actions necessary to maintain and preserve at all times its corporate existence. Upon receipt of any Net Equity Proceeds, the Parent will repay, or cause the

Borrower to repay, the Loans in the amounts, if any, and on the dates required pursuant to clause (e) of Section 3.1.1 of the Credit Agreement.

         SECTION 5.6. Financial Information, Reports, Notices, etc. The Parent will furnish, or will cause to be furnished, to each Lender and each Agent promptly after the sending or filing thereof, copies of all reports and registration statements, if any, which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange.

         SECTION 5.7. Compliance with Laws, etc. The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

               (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

               (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 5.8. Business Activities. The Parent will not engage in any business activity other than in connection with the Parent's continuing ownership of the issued and outstanding shares of capital stock of the Borrower and the holding of Investments permitted under Section 5.11.

         SECTION 5.9. Indebtedness. The Parent will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

               (a) Indebtedness in respect of the Senior Notes; and

               (b) Unsecured indebtedness incurred by the Parent in the ordinary course of business as permitted by Section 5.8.

         SECTION 5.10. Liens, etc. The Parent will not create, incur, assume, or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets (including any shares of Capital Stock of the Borrower), whether now owned or hereafter acquired by the Parent, except any Lien created by this Agreement; nor will the Parent sell, transfer, contribute or otherwise dispose of or convey (or grant any options, warrants or other rights with respect thereto) any shares of Capital Stock of the Borrower (except pursuant to a transaction in which all Obligations will be simultaneously discharged in full and all Commitments will be simultaneously terminated in full).

         SECTION 5.11. Investments. The Parent will not make, incur, assume or suffer to exist any Investment of the Parent in any other Person, except Investments in the Borrower.

         SECTION 5.12. Fixed Assets. The Parent will not make or commit to make any Capital Expenditure or enter into any arrangement which would give rise to any Capitalized Lease Liability.

         SECTION 5.13. Rental Obligations. The Parent will not enter into any arrangement which involves the leasing by the Parent from any lessor of any real or personal property (or any interest therein) other than the lease of office space.

         SECTION 5.14. Consolidation, Merger. The Parent will not wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof).

         SECTION 5.15. Asset Dispositions, etc. The Parent will not sell, transfer, lease or otherwise dispose of, or grant to any Person options, warrants or other rights with respect to any of the Collateral.

         SECTION 5.16. No Defaults. The Parent will not, and will not permit the Borrower or any of its Subsidiaries to, take any action or fail to take any action if such action or failure to act would result in a Default under the Credit Agreement.

         SECTION 5.17. Undertaking. Immediately upon receipt thereof, the Parent will transfer to the Borrower all shares of Capital Stock of the Nextel License Subsidiary contributed by NWIP to the Parent pursuant to the [Contribution Agreement]. The Parent will cause all such shares of Capital Stock to be re-issued in the name of the Borrower and delivered to the Administrative Agent for the purpose of pledge under the Borrower Security and Pledge Agreement.

         SECTION 5.18. Proceeds of Collateral.

               (a) After the occurrence and during the continuance of a Default of the nature set forth in Section 8.1.9 of the Credit Agreement or an Event of Default, upon written notice by the Administrative Agent to the Parent pursuant to this Section 5.18, all proceeds of Collateral received by the Parent shall be delivered in kind for deposit to an account maintained with the Administrative Agent (the "Collateral Account"). Proceeds of Collateral received by the Parent shall, prior to deposit in the Collateral Account, be held separate and apart from, and not commingled with, any other property and in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Collateral Account. Subject to this Section 5.18, the Parent shall have the right to receive and retain all cash and cash equivalent proceeds of Collateral (other than Cash Collateral) to be applied as permitted by the Loan Documents.

                  (b) The Administrative Agent shall have the right to apply any amount in the Collateral Account to the payment of any Secured Obligations which are due and payable or payable upon demand or to the payment of any Secured Obligations at any time that an Event of Default shall have occurred and be continuing.

                  (c) With respect to the Collateral Account, it is hereby confirmed and agreed that (i) deposits in each Collateral Account are subject to a security interest as contemplated hereby, (ii) the Collateral Account shall be under the sole dominion and control of the Administrative Agent and (iii) the Administrative Agent shall have the sole right of withdrawal over the Collateral Account.


                                   ARTICLE VI

                            THE ADMINISTRATIVE AGENT

         SECTION 6.1. Administrative Agent Appointed Attorney-in-Fact. The Parent hereby irrevocably appoints the Administrative Agent the Parent's attorney-in-fact, with full authority in the place and stead of the Parent and in the name of the Parent or otherwise, from time to time in the Administrative Agent's discretion following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

               (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause
         (a) above; and

               (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Parent hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 6.2. Administrative Agent May Perform. If the Parent fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Parent pursuant to Section 7.4.


         SECTION 6.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 6.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Parent reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.


                                  ARTICLE VII

                                    REMEDIES

         SECTION 7.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

               (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Parent agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Parent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) The Administrative Agent may

                    (i) transfer all or any part of the Collateral into the
               name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                    (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                    (iii) enforce collection of any of the Collateral by suit
               or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                    (iv) endorse any checks, drafts, or other writings in the
               Parent's name to allow collection of the Collateral,

                    (v) take control of any proceeds of the Collateral, and

                    (vi) execute (in the name, place and stead of the Parent)
               endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 7.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 7.1, the Parent agrees that, upon request of the Administrative Agent, the Parent will, at its own expense:

               (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the

         Collateral, as requested by the Administrative Agent;

               (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

               (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Parent further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Secured Parties by reason of the failure by the Parent to perform any of the covenants contained in this Section and, consequently, to the extent permitted under applicable law, agrees that, if the Parent shall fail to perform any of such covenants, such covenants shall be specifically enforceable against the Parent.

         SECTION 7.3. Compliance with Restrictions. The Parent agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Parent further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Parent for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 7.4. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section
10.3 of the Credit Agreement and Section 7.5) in whole or in part by the Administrative Agent against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect.

         Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments, shall be paid over to the Parent or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 7.5. Indemnity and Expenses. The Parent hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Parent will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

               (a) the administration of this Agreement, the Credit Agreement and each other Loan Document;

               (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

               (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

               (d) the failure by the Parent to perform or observe any of the provisions hereof.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 8.2. Amendments, etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Parent herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 8.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Parent agrees hereunder to perform and which the Parent shall fail to perform after being requested in writing so to perform (it being understood that no such request had been given after the occurrence and during the continuance of an Event of Default).

         SECTION 8.4. Addresses for Notices. All notices and other communications provided to any party under this Agreement shall be in writing (including telecopier communication) and (i) if to the Parent, mailed, telecopied or delivered to it, at the address of the Borrower specified in the Credit Agreement, and (ii) if to the Administrative Agent, mailed, telecopied or delivered to it at the address of the Administrative Agent specified in the Credit Agreement. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 8.5. Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

         SECTION 8.6. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 8.7.Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 8.8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 8.9. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PARENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE
LAW) IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE

ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARENT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PARENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PARENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT HEREBY IRREVOCABLY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

         SECTION 8.10. Waiver of Jury Trial. THE SECURED PARTIES AND THE PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PARENT. THE PARENT ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                                  NEXTEL PARTNERS, INC.




                                                  By: /s/ Donald J. Manning
                                                    ---------------------------
                                                    Name: Donald J. Manning
                                                    Title: Vice President -
                                                           General Counsel




                                                  BANK OF MONTREAL,
                                                    as Administrative Agent




                                                  By: /s/ Karen Klapper
                                                    ---------------------------
                                                    Name: Karen Klapper
                                                    Title: Director